Exhibit 10.4

Apache Corporation Non-Qualified Restorative Retirement Savings Plan

Amendment to Definition of Change of Control

Apache Corporation (“Apache”) sponsors the Apache Corporation Non-Qualified Restorative Retirement Savings Plan (the “Plan”). In section 8.02 of the Plan, Apache reserved the right to amend the Plan from time to time. Apache hereby exercises that right as follows, effective March 1, 2021:

1.	Section 1.06 (Change of Control) is hereby amended by replacing the word “Apache” with the phrase “APA Corporation, a Delaware corporation, or its successor”.

[Signature Page Follows]

EXECUTED this 1st day of March, 2021.

APACHE CORPORATION

By:	/s/ Brandy Jones
Brandy Jones Vice President, Human Resources

Signature Page to Apache Corporation Non-Qualified Restorative Retirement Savings Plan

Amendment to Definition of Change of Control